Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2015 Results

Sugar Land, TX, May 7, 2015 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband and fiber-to-the-home markets, today announced financial results for its first quarter ended March 31, 2015.

“Although first quarter revenue was below our initial expectations as a result of the previously announced 40G supply shortages, we delivered 22 percent year over year growth and maintained gross margin above 33 percent,” said Dr. Thompson Lin, Applied Optoelectronics Inc. (AOI) founder and CEO. “With steady shipments of 40G components from our external supplier and with internal production of 40G light engines ramping according to plan, we are working through our backlog and increasing our 40G transceiver shipments to our customers.”

First Quarter 2015 Financial Summary

•	Total revenue grew to $30.2 million, up 22% compared with $24.9 million in the first quarter 2014 and represents a 17% decrease compared with $36.4 million in the fourth quarter 2014.
•	GAAP gross margin was 33.2%, compared with 34.8% in the first quarter 2014 and 33.7% in the fourth quarter 2014. Non-GAAP gross margin was 33.3%, compared with 34.9% in the first quarter 2014 and 36.0% in the fourth quarter 2014.
•	GAAP net loss was $0.7 million or a $0.05 loss per basic share, compared with net income of $0.1 million or $0.01 per diluted share in the first quarter 2014 and net income of $0.7 million or $0.05 per diluted share in the fourth quarter 2014.
•	Non-GAAP net income was $0.3 million or $0.02 per diluted share, compared with a non-GAAP net income of $0.8 million or $0.06 per diluted share in the first quarter 2014 and non-GAAP net income of $4.0 million or $0.27 per diluted share in the fourth quarter 2014.
•	On March 31, 2015, cash, cash equivalents, short-term investments and restricted cash totaled $28.1 million, a decrease from the December 31, 2014 balance of $40.9 million. As of March 31, 2015, the company had $32.1 million of unused borrowing capacity on its various credit facilities.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Second Quarter 2015 Business Outlook (+)

For the second quarter of 2015, the company currently expects:

•	Revenue in the range of $43.0 million to $45.0 million
•	Non-GAAP gross margin in the range of 34.0% to 35.0%
•	Non-GAAP net income in the range of $3.8 million to $4.5 million, and non-GAAP fully diluted earnings per share in the range of $0.25 to $0.30 using approximately 15.3 million shares

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

Applied Optoelectronics will host a conference call today, May 7, 2015 at 4:30 p.m. Eastern time / 3:30 p.m. Central time for analysts and investors to discuss its first quarter results and outlook for its second quarter of 2015. Open to the public, investors may access the call by dialing (719) 325-2448. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available two hours after the call and will run for five business days and may be accessed by dialing (719) 457-0820 and entering passcode 5566868.

Forward-Looking Information

This press release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers products or their rate of deployment of their products; general conditions in the internet datacenter, CATV or FTTH markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘anticipates,’’ ‘‘believes,’’ or ‘‘estimates” or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings per share, and other non-GAAP measures like Adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense and non-recurring expenses, if any, from our GAAP gross profit. To arrive at our non-GAAP income (loss) from operations, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring expenses, if any, from our GAAP net income (loss) from operations. Included in our Q4 non-recurring expenses are items related to the relocation of our Taiwan plant and certain non-recurring expenses related to our fiber-to-the-home business. To arrive at Adjusted EBITDA, we exclude these same items and, additionally, exclude asset impairment charges, loss (gain) from disposal of idle assets, unrealized exchange loss (gain), interest (income) expense, on a net basis, provision for (benefit from) income taxes and depreciation expense, from our GAAP net income (loss). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense, non-recurring expenses, amortization and tax is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

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Adjusted EBITDA and other non-GAAP measures should not be considered as an alternative to gross profit, income (loss) from operations, net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate Adjusted EBITDA or such other non-GAAP measures in the same manner.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband and fiber-to-the-home markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all three of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.
Preliminary Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	March 31, 2015	December 31, 2014

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$19,147	$40,873
Accounts Receivable, Net	29,962	31,589
Inventories	43,565	33,780
Notes Receivable	651	980
Other Receivables	2,140	1,659
Prepaid Expenses and Other Current Assets	5,674	4,358
Total Current Assets	101,139	113,239

Cash Restricted for Construction in Progress	8,993	–
Property, Plant And Equipment, Net	69,512	64,808
Land Use Rights, Net	920	930
Intangible Assets, net	3,828	3,833
Other Assets	1,823	860
TOTAL ASSETS	$186,215	$183,670

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$25,301	$30,799
Accrued Expenses	6,318	6,940
Banker's Acceptance Payable	1,445	1,271
Bank Loan-Short Term	17,333	8,205
Current Portion of Long Term Debt	1,388	1,386
Total Current Liabilities	51,785	48,601

Notes Payable and Long Term Debt	18,773	19,057
Other Long Term Liability	750	1,000
TOTAL LIABILITIES	71,308	68,658

STOCKHOLDERS' EQUITY TOTAL STOCKHOLDERS' EQUITY	114,907	115,012

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$186,215	$183,670

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Applied Optoelectronics, Inc.
Preliminary Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
Revenue	2015	2014
CATV	12,014	9,748
Datacenter	16,316	11,575
FTTH	122	2,216
Other	1,782	1,320
Total Revenue	30,234	24,859

Total Cost of Goods Sold	20,183	16,206

Total Gross Profit	10,051	8,653

Operating Expenses:
Research & Development	4,805	3,546
Sales and Marketing	1,559	1,333
General and administrative	5,003	3,554
Total Operating Expenses	11,367	8,433

Operating Income (Loss)	(1,316)	220

Other Income (Expense):
Interest Income	74	79
Interest Expense	(125)	(162)
Other Income (Expense)	330	92
Foreign Exchange Gain (Loss)	362	(119)
Total Other Income (Expenses):	641	(110)

Net Income (loss) before Income Taxes	(675)	110

Income Tax	0	(25)

Net Income (loss)	(675)	85
Net income (loss) per share attributable to common stockholders
basic	$(0.05)	$0.01
diluted	$(0.05)	$0.01

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	14,844	12,792
diluted	14,844	13,788

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Applied Optoelectronics, Inc.
Preliminary Condensed Consolidated NON GAAP Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
Revenue	2015	2014
CATV	12,014	9,748
Datacenter	16,316	11,575
FTTH	122	2,216
Other	1,782	1,320
Total Revenue	30,234	24,859

Total Cost of Goods Sold	20,167	16,181

Total Gross Profit	10,067	8,678

Operating Expenses:
Research & Development	4,751	3,522
Sales and Marketing	1,509	1,310
General and administrative	4,126	3,069
Total Operating Expenses	10,386	7,901

Operating Income (Loss)	(319)	777

Other Income (Expense):
Interest Income	74	79
Interest Expense	(125)	(162)
Other Income (Expense)	330	92
Foreign Exchange Gain (Loss)	318	67
Total Other Income (Expenses):	597	76

Net Income (loss) before Income Taxes	278	853

Income Tax	0	(25)

Net Income (loss)	278	828
Net income (loss) per share attributable to common stockholders
basic	$0.02	$0.06
diluted	$0.02	$0.06

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	14,844	12,792
diluted	15,260	13,788

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Applied Optoelectronics, Inc.
Reconciliation of Statements of Operations under GAAP and NON GAAP
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
GAAP total gross profit	10,051	8,653
Share-based compensation expense	16	25
Non-GAAP income (loss) from gross profit	10,067	8,678

GAAP research and development expense	4,805	3,546
Share-based compensation expense	54	24
Non-GAAP research and development expense	4,751	3,522

GAAP sales and marketing expense	1,559	1,333
Share-based compensation expense	50	23
Non-GAAP sales and marketing expense	1,509	1,310

GAAP general and administrative expense	5,003	3,554
Share-based compensation expense	396	416
Amortization expense	100	69
Non recurring expense	381	0
Non-GAAP general and administrative expense	4,126	3,069

GAAP total operating expense	11,367	8,433
Share-based compensation expense	500	463
Amortization expense	100	69
Non recurring expense	381	0
Non-GAAP total operating expense	10,386	7,901

GAAP operating income (loss)	(1,316)	220
Share-based compensation expense	516	488
Amortization expense	100	69
Non recurring expense	381	0
Non-GAAP operating income (loss)	(319)	777

GAAP other income (loss)	641	(110)
Unrealized exchange loss (gain)	(44)	186
Non-GAAP other income (loss)	597	76

GAAP net income (loss)	(675)	85
Amortization of intangible assets	100	69
Share-based compensation expense	516	488
Non recurring charges	381	0
Unrealized exchange loss (gain)	(44)	186
Non-GAAP net income (loss)	278	828

GAAP net income (loss)	(675)	85
Amortization of intangible assets	100	69
Share-based compensation expense	516	488
Depreciation expense	1,935	1,170
Non recurring charges	381	0
Unrealized exchange loss (gain)	(44)	186
Interest (income) expense, net	51	83
Taxes related to the above	0	25
Adjusted EBITDA	2,264	2,106

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